LAW OFFICES OF DAVID E. PRICE
ESCROW AGREEMENT

A. This Escrow Agreement (the “Agreement”) is made and entered into this June 17th, 2008, by and among KENRIDGE HOLDING LLC, a Florida entity, by Harold Sahlen, signing on it’s behalf, and GAMMA PHARMACEUTICALS, INC., a US publicly traded company and Delaware entity; and the Law Offices of David Price, a law firm located at 13520 Oriental Street, Rockville, Maryland 20853, which will act as Escrow Holder.

WITNESSETH:

B. Whereas, KENRIDGE HOLDING LLC. is to wire unto this Escrow Agent $1,000,000.00 (One Million) USD for purchase of shares in Gamma Pharmaceuticals, Inc.
C. Whereas Escrow shall hold said funds in fiduciary trust until such time as Gamma Pharmaceuticals, Inc. shall furnish escrow with 1,333,333 (One Million Three Hundred Thirty Three Thousand Three Hundred Thirty Three) common restricted unencumbered shares. Additionally Warrants shall be issued in the following categories & Strike Price; A, .75 each for 1,333,333; B $1.00 each for 1,333,333; and C, $1.25 for 1,333,333. All said Warrants shall have a five year exercise right.
D. Escrow Agent hereby agrees to furnish the 144 Legal Opinion Letter to remove the restrictive legend upon said shares as soon as the six month waiting period has ended.
E. Upon receipt of said shares in their entirety, Escrow shall release the $1,000,000 to Gamma.
F.           Whereas, Kenridge Holding LLC & Gamma Pharmaceuticals, Inc. have entered into a certain SUBSCRIPTION PURCHASE AGREEMENT dated June 17, 2008; (the “Agreement”), and incorporated herein by reference.
G.           Whereas, it is necessary to establish an escrow account for the Deposit of said shares and further Fiduciary activities on behalf of the companies.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

1.           Pecuniary Consideration:    KENRIDGE HOLDING LLC shall make a one time cash infusion of $1,000,000,000 (One Million USD) to Escrow Agent who shall hold said funds for Gamma. Only upon receipt of all shares shall Escrow send the funds to Gamma.

2.           The Warrants mentioned supra shall have the specified strike price: A, .75 each for 1,333,333; B $1.00 each for 1,333,333; and C, $1.25 for 1,333,333. All said Warrants shall have a five year exercise right.

3.           The Escrow Holder shall have no duties or obligations other than those specifically set forth herein.  The acceptance by the Escrow Holder of his duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to his rights, duties, liabilities and immunities.

4.           The parties understand and agree that the Escrow Holder is not a principal, participant or beneficiary of the underlying transactions that necessitate this Escrow Agreement.  The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by him to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents.  So long as the Escrow Holder has acted in good faith and has not been guilty of willful misconduct or gross negligence, the Escrow Holder shall have no liability under, or duty to inquire beyond the terms and provisions of, this Escrow Agreement, and it is agreed that his duties are purely administrative in nature.  The Escrow Holder shall, in no event, be liable for any exemplary or consequential damages.

5.           The Escrow holder shall not be obligated to take any legal actions hereunder that might, in the Escrow Holder’s judgment, involve any expense or liability, unless the Escrow Holder shall have been furnished with reasonable indemnity.

6           The Escrow Holder is not bound in any way by any other contract or agreement between or among the parties hereto, whether or not the Escrow Holder has knowledge of its terms or conditions, and the Escrow Holder’s only duty, liability and responsibility shall be to hold and deal with the documents delivered to him as herein directed.

7.   The Escrow Holder shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto.

8.           The parties hereto agree, jointly and severally, to indemnify the Escrow Holder against, and hold the Escrow Holder harmless from, anything that the Escrow Holder may do or refrain from doing in connection with their performance or non-performance as Escrow Holder under this Agreement and any and all losses, costs, damages, expenses, claims and attorneys’ fees suffered or incurred by the Escrow Holder as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Holder in the performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Holder’s willful misconduct or gross negligence.

9.           In the event of any disagreement between or among the KENRIDGE HOLDING LLC and GAMMA PHARMACEUTICAL concerning this Escrow Agreement or between or among them or any of them and any other person, resulting in adverse claims or demands being made in connection with the funds, or in the event that the Escrow Holder is in doubt as to what action the Escrow Holder should take hereunder, the Escrow Holder may, at his option, refuse to comply with any claims or demands on him, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Holder shall not be or become liable in any way or to any person for his failure or refusal to act, and the Escrow Holder shall be entitled to continue so to refrain from acting until the signing of a unified document by both original signors to this contract, specifically requesting the Escrow Agent to undertake an act certain.

10.       Should the Escrow Holder become involved in litigation in any manner whatsoever on account of this Agreement, the funds, the stock certificates and/or otherwise, the parties hereto (other than Escrow Holder) hereby bind and obligate themselves, their heirs and their personal representatives, successors and assigns to pay the Escrow Holder, in addition to any charge made hereunder for acting as Escrow Holder, reasonable attorneys’ fees incurred by the Escrow Holder and any other disbursements, expenses, losses, costs or damages in connection with or resulting from such actions.

11.      If at any time a dispute shall exist as to the terms of this Agreement, the duties of the Escrow Agent hereunder or the rights of any person in or to any or all of the funds deposited in the Escrow Account, the Escrow Agent may deposit all escrowed funds and documents, together with all documents delivered to them pursuant to this Agreement, with the Clerk of a District Court in the State of Maryland, and may interplead the parties hereto.  Upon so depositing such escrowed funds and documents and filing their complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms of this Agreement. The parties hereto, for themselves and their successors and assigns, do hereby submit themselves to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceedings mentioned in this paragraph.

12.           The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by all three parties to this contract.

13.           Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by either e-mail, registered or certified mail, postage prepaid, addressed as follows:

If to Kenridge Holding:
2440 NW 26th Circle
Boca Raton, Florida 33431

If to Gamma Pharmaceuticals:
77477 W. Lake Mead Blvd.
Suite 170
Las Vegas, NV 89128-1026

If to the Escrow Holder:
David E. Price, Esq.
13520 Oriental St
Rockville, Md 20853
(301) 460-5818
David@TopTierStrategies.com

or such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or sent by facsimile.

14.           This Escrow Agreement shall be construed according to the laws of the State of Maryland.  The parties submit themselves to the exclusive jurisdiction of the Courts of the State of Maryland in the event of any dispute.

15.           This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same.  Facsimile copies may act as originals.

16.           A copy of the Selling Agreement signed by the parties has been attached to and made a part of this Escrow Agreement.

This Escrow Agreement is executed as of June 17th, 2008

/s/Harold Sahlen
Harold Sahlen on behalf of
Kenridge Holding LLC

/s/Joseph Cunningham
Joseph Cunningham, on behalf of
Gamma Pharmaceuticals, Inc.

/s/David E. Price, Esq.
David E. Price, Esq. Escrow Agent.